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                                                                     Exhibit 5.1
                                 June 30, 1997

Home Security International Inc.
Level 7, 77 Pacific Highway
North Sydney, NSW 2060

     Re: Form S-1 Registration Statement
         No. 333-26399

Gentlemen:

     We have acted as counsel to Home Security International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-1 (the "Registration Statement") relating to the registration of 3,750,000 shares of the Company's Common Stock (the "Shares"), (including 300,000 shares issuable upon exercise of Representative's Warrants).

     As such counsel, we have examined the Registration Statement and such other papers, documents and certificates of public officials and certificates of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies. We have also assumed that the Reorganization described in the Registration Statement will be consummated prior to the issuance and sale of the Shares.

     Based upon and subject to the foregoing, it is our opinion that the Shares covered by the Registration Statement to be issued by the Company and sold by the Company and Selling Stockholders, when issued and delivered in accordance with the terms described in the Registration Statement and pursuant to the terms of the Underwriting Agreement to be included as an exhibit thereto, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement, and any and all amendments thereto.


                               Very truly yours,




                               D'Ancona & Pflaum


                               By:  /s/ Arthur Don
                                  -------------------------------
                                  Arthur Don, Partner